EXHIBIT 23(ii)




                        CONSENT OF BRYAN J. YARNELL, ESQ.


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                                Bryan J. Yarnell
                                 Attorney at Law

                                     PMB #75
                            958 South Military Trail
                         West Palm Beach, Florida 33415
                Telephone: (561)478-1157; Facsimile (561)712-7889


                         December  28,  2001

John  W.  Adair
Adair  International  Oil  and  Gas,  Inc
3000  Richmond  Avenue,  Suite  100
Houston,  Texas  77098

     Re:     Consent  to  use  Opinion Regarding Form S-8 Registration Statement

Dear  Mr.  Adair:

     I consent to the filing of my December 28, 2001 Opinion Regarding Form S-8 Registration Statement as an exhibit to the Registration Statement and to the reference in the Registration Statement to Bryan J. Yarnell, Esq. under the heading "Exhibits-Opinion."


                              Sincerely,


                              /s/ Bryan J. Yarnell
                              --------------------
                              Bryan J. Yarnell

BJY/rjc


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